UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2012

ESSEX PROPERTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

001-13106
(Commission File Number)

Maryland	77-0369576
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of Principal Executive Offices) (Zip Code)

(650) 494-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 15, 2012 Essex Property Trust, Inc. (“The Company”) held its Annual Meeting of Stockholders. At this meeting, the shareholders (i) elected the three Class III Directors to serve until the 2015 Annual Meeting of Stockholders; (ii) ratified the appointment of KMPG, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012; (iii) provided an advisory vote on the approval of the executive compensation disclosed in the proxy statement and (iv) transact such other business as may properly come before the meeting or any adjournment thereof. As of the record date of February 29, 2012 for the Annual Meeting of Stockholders, there were 34,809,580 shares outstanding and entitled to vote.

(i)	The results of the voting for the Class III Directors were as follows:

	Affirmative	Withheld
George M. Marcus	27,856,439	1,533,146
Gary P. Martin	28,715,752	673,833
Michael J. Schall	28,976,852	412,733

There were 2,410,864 broker non-votes with respect to the election of the Company’s Class III Directors.

(ii)	The results of the voting for the ratification of KPMG, LLP as the Company’s registered public accounting firm for 2012 were as follows:

For	Against	Abstentions	Broker Non-Votes
31,671,623	120,340	8,486	0

(iii)	The results of the advisory vote on executive compensation were as follows:

For	Against	Abstentions	Broker Non-Votes
28,175,847	719,585	494,153	2,410,864

(iv)	The results of the transact other business as may properly come before the meeting were as follows:

For	Against	Abstentions	Broker Non-Votes
6,375,402	25,216,748	208,299	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2012

Essex Property Trust, Inc.

By: /s/ Michael T. Dance
Michael T. Dance
Executive Vice President &
Chief Financial Officer